UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 8.01.	Other Events.

On August 1, 2018, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order approving the bid procedures proposed by Tintri, Inc. (the “Company”), pursuant to which the Company is authorized to conduct an auction for the sale of substantially all of its assets under Section 363 of the United States Bankruptcy Code (the “Bid Procedures”).

The Bid Procedures provide that the stalking horse bid of DataDirect Networks, Inc. (the “Stalking Horse Bidder”) will serve as a baseline for evaluating higher and better offers for the company’s assets. In order to qualify for participation in a potential auction, competing bidders must submit the materials required by the Bid Procedures no later than August 23, 2018 at 5:00 p.m. Eastern time. The bid must also comply with each of the requirements set forth in the Bid Procedures, which are attached to the Bankruptcy Court’s approval order and listed as “Docket Number 113,” a copy of which is available at www.kccllc.net/tintri.

After a review of submitted bids by the Company, qualified overbidders will be invited to participate in an auction to take place on August 27, 2018 in Wilmington, Delaware. In the event of an auction, the highest and best bid will be presented to the Court for approval on August 28, 2018. If no qualified overbids are received, the Court will hear the company’s motion to approve the bid of the Stalking Horse bidder at the August 28, 2018 hearing.

The above description of procedures is not comprehensive and is subject to change. Parties interested in access to the Bankruptcy Court docket should continue to visit www.kccllc.net/tintri.

Parties interested in participating in the Company’s sale process should contact Jay Weinberger of Houlihan Lokey at (212) 497-4292 or jweinberger@hl.com.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “budgeted” or the negative of these words or other similar terms or expressions that concern the Company’s bankruptcy schedule and hearing, the ability to obtain approval of various matters by the Bankruptcy Court, the ability of the Company to obtain competing bidders, the conduct and results of the bidding process and anticipated auction, and whether a sale of the Company’s assets will ultimately close. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could contribute to such differences include the Company’s inability to obtain approval of certain matters from the Bankruptcy Court; the Stalking Horse Bidder’s inability or unwillingness to obtain to perform its obligations under and satisfy the conditions set forth in the stalking horse bid; challenges by other constituencies in the bankruptcy process; unexpected delays in the Bankruptcy process, including the bidding and auction process and the Bankruptcy Court’s calendar; and the risks more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2018 filed with the Securities and Exchange Commission on May 18, 2018, as amended. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: August 6, 2018	By:	/s/ Kieran Harty
Kieran Harty Chief Technology Officer